HANDEX CORPORATION
                                 EXHIBIT INDEX
                                ----------------
                                                       Sequential
Exhibit Number              Description of Document       Page
--------------              -----------------------    ----------

4.1         Amendment No. 1  to the Company's  Key
            Employees Stock Option Plan (A).
4.2         Amendment  No.  1  to  the   Company's
            Outside Directors  Stock  Option  Plan
            (A).
4.3
            Form   of   Stock   Option   Agreement
            executed  by  recipients  of   options
            under  the  Company's  Key   Employees
4.4         Stock Option Plan (B).
            Form   of   Stock   Option   Agreement
            executed  by  recipients  of   options
            under the Company's Outside  Directors
            Stock Option Plan (A).
5.1         Opinion of Calfee,  Halter &  Griswold
            regarding   the   validity   of    the
            securities being registered (see  page
            II-7 of this Registration Statement).
23.1        Consent of KPMG Peat Marwick LLP  (see
            page   II-8   of   this   Registration
            Statement).
23.2        Consent of Calfee,  Halter &  Griswold
            (see page  II-9 of  this  Registration
            Statement).
24.1        Power   of   Attorney   and    related
            Certified Resolution (see pages  II-10
            and   II-11   of   this   Registration
            Statement).
---------
(A) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
(B) Incorporated herein by reference to the appropriate exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

370/18746GWD.400



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